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                                                                     EXHIBIT 5.1


                         [ALSTON & BIRD LLP LETTERHEAD]




                                February 11, 2000


MD2patient, Inc.
501 Corporate Centre Drive
Suite 200
Franklin, Tennessee  37067

         Re: Form S-1 Registration Statement (SEC File No. 333-91619) MD2patient, Inc.

Gentlemen:

         We have acted as counsel for MD2patient, Inc., a Georgia corporation (the "Corporation"), in connection with the above referenced Registration Statement on Form S-1 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering (i) 38,500,000 shares of the Corporation's Series B Convertible Preferred Stock, $.01 par value per share, and (ii) 2,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share (collectively, the "Shares"). This Opinion Letter is rendered pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia.

         Based upon the foregoing, it is our opinion that when issued the Shares covered by the Registration Statement will be legally and validly issued, fully paid and nonassessable.


 1211 East Morehead Street    3605 Glenwood Avenue, Suite 310      601 Pennsylvania Avenue, N.W.
    P. O. Drawer 34009               P. O. Drawer 31107              North Building, 11th Floor
 Charlotte, NC 28234-4009          Raleigh, NC 27622-1107            Washington, DC 20004-2601
       704-331-6000                     919-420-2200                        202-756-3300
     Fax: 704-334-2014               Fax: 919-881-3175                   Fax: 202-756-3333


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MD2patient, Inc.
February 11, 2000
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                     Sincerely,

                                                     ALSTON & BIRD LLP



                                                     By:  /s/ Nils H. Okeson
                                                         -----------------------
                                                         Nils H. Okeson, Esq.